Cullen Funds Trust N-CSR

EXHIBIT 99.(a)(4)

September 8, 2026

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Cullen Funds Trust (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 8 and Exhibit 19(a)(4) of Form N-CSR of Cullen Funds Trust dated September 8, 2026. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

Attachment

Excerpt from Form N-CSR Item 8 and Exhibit 19(a)(4)